                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           FPL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
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     and 0-11.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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
FPL
GROUP

                                FPL GROUP, INC.
                                 P.O. BOX 14000
                             700 UNIVERSE BOULEVARD
                         JUNO BEACH, FLORIDA 33408-0420
------------------------------------------------------------------------
------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 10, 1999

The Annual Meeting of Shareholders of FPL Group, Inc., will be held in Palm Beach Gardens, Florida, at the PGA National Resort, 400 Avenue of the Champions, at 10:00 a.m. on Monday, May 10, 1999, to consider and act upon:

    -Election of directors.

    -Ratification of the appointment of Deloitte & Touche LLP as auditors.

    -Reapproval of the Annual Incentive Plan.

    -Reapproval of part of the Long Term Incentive Plan.

    -Such other matters as may properly come before the meeting.

The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof is March 1, 1999.

Admittance to the meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card. Shareholders whose shares are held in street name (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy, a recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares.

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES CAN BE VOTED, REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING. IF YOU ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors.

DENNIS P. COYLE

Secretary

March 29, 1999

                                FPL GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 1999
                                PROXY STATEMENT

ANNUAL MEETING

The Annual Meeting of Shareholders of FPL Group, Inc. ("FPL Group" or the "Corporation") will be held at 10:00 a.m. on Monday, May 10, 1999. The enclosed proxy card is solicited by the Board of Directors, and your execution and prompt return of the card is requested. Every shareholder, regardless of the number of shares held, should be represented at the Annual Meeting. Whether or not you expect to be present at the meeting, please mark, sign, and date the enclosed proxy card and return it in the enclosed envelope. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering to the Corporation written notice of revocation or a proxy bearing a later date, or by attending the meeting in person and casting a ballot. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed by the Board of Directors.

The shares represented by your proxy will be voted in accordance with the specifications made on your proxy card. Unless otherwise directed, such shares will be voted:

    -For the election as directors of the nominees named in this proxy statement.

    -For the ratification of the appointment of Deloitte & Touche LLP as auditors.

    -For the reapproval of the Annual Incentive Plan.

    -For the reapproval of part of the Long Term Incentive Plan.

    -In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 1, 1999, are entitled to notice of, and to vote at, the meeting. Each share of Common Stock, $.01 par value, of the Corporation is entitled to one vote. At the close of business on March 1, 1999, the Corporation had 180,165,035 shares of Common Stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to shareholders on or about March 29, 1999.

In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not counted. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved. However, FPL Group's Bylaws, which were adopted prior to the current Act and remain in effect, provide that any matter, including the election of directors, is to be approved by the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter (unless the matter is one for which the Act or some other law or regulation, or FPL Group's Articles of Incorporation, Bylaws, or Board of Directors require a greater or different vote). Therefore, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions have the same effect as a vote against a matter and broker non-votes have no legal effect.

ELECTION OF DIRECTORS

Listed below are the fifteen nominees for election as directors, their principal occupations, and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted. Directors serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

Unless you specify otherwise on the accompanying proxy, it will be voted for the election of the listed nominees. The affirmative vote of a majority of the total number of shares of Common Stock represented at the meeting and entitled to vote is required to elect each nominee.

                    H. JESSE ARNELLE  Mr. Arnelle, 65, became of counsel to Womble, Carlyle,
     [LOGO]         Sandridge & Rice, a North Carolina-based law firm, in November 1997, after retiring as a senior partner from the law firm of Arnelle, Hastie, McGee, Willis
                    & Greene, a law firm whose predecessor he co-founded in 1985. He is a director of Armstrong World Industries, Inc., Eastman Chemical, Textron, Inc., Union
                    Pacific Resources Group, Inc., and Waste Management, Inc. He served as vice-chairman and then chairman of the Pennsylvania State University Board of
                    Trustees from 1993 to 1998. Mr. Arnelle has been a director of FPL Group since
                    1990.

                    SHERRY S. BARRAT  Mrs. Barrat, 49, is president and chief executive officer of
     [LOGO]         Northern Trust Bank of California, N.A. Prior to being elected to that office in
                    January 1999, she was president of Northern Trust Bank for Palm Beach and Martin
                    Counties, Florida. While in Florida, she was also a member of the board of directors of the Raymond F. Kravis Center for the Performing Arts and the
                    Economic Council of Palm Beach County. Mrs. Barrat became a director of FPL
                    Group in February 1998.

                    ROBERT M. BEALL, II  Mr. Beall, 55, is chairman and chief executive officer of
     [LOGO]         Beall's, Inc., the parent company of Beall's Department Stores, Inc., and
                    Beall's Outlet Stores, Inc., which operate retail stores located primarily in
                    Florida. Mr. Beall is a director of Blue Cross/Blue Shield of Florida and the
                    National Retail Federation. He is also past chairman of the Florida Chamber of
                    Commerce and a member of the Florida Council of 100. Mr. Beall has been a director of FPL Group since 1989.

                    JAMES L. BROADHEAD  Mr. Broadhead, 63, is chairman and chief executive officer
     [LOGO]         of FPL Group. He is also chairman and chief executive officer of FPL Group's principal subsidiary, Florida Power & Light Company. Mr. Broadhead is a former president of the Telephone Operating Group of GTE Corporation and is also a former president of St. Joe Minerals Corporation. He is a director of Delta Air
                    Lines, Inc., New York Life Insurance Company, and The Pittston Company, and a
                    trustee of Cornell University. Mr. Broadhead has been a director of FPL Group since 1989.

                    J. HYATT BROWN  Mr. Brown, 61, is chairman, president and chief executive
     [LOGO]         officer of Poe & Brown, Inc., an insurance broker based in Daytona Beach and
                    Tampa. He is a director of SunTrust Banks, Inc., BellSouth Corporation, First
                    Floridian Auto & Home Insurance Company, Rock-Tenn Company, and the
                    International Speedway Corporation. Mr. Brown is a former member of the Florida
                    House of Representatives and served as Speaker of the House from 1978 to 1980.
                    He is a member and past chairman of the Board of Trustees of Stetson University.
                    Mr. Brown has been a director of FPL Group since 1989.

                    ARMANDO M. CODINA  Mr. Codina, 52, is the chairman and chief executive officer
     [LOGO]         of Codina Group, Inc., a Coral Gables, Florida-based real estate development company. He has served in that capacity with Codina Group, Inc., and its predecessors since 1979. He is a director of American Bankers Insurance Group,
                    Inc., AMR, Inc., BellSouth Corporation, CSR America, Inc., Weeks Corp., and
                    Winn-Dixie Stores, Inc. Mr. Codina has been a director of FPL Group since 1994.

                    MARSHALL M. CRISER  Mr. Criser, 70, became of counsel to McGuire, Woods, Battle
     [LOGO]         & Boothe, L.L.P., in 1997. For eight years before, he was chairman of the
                    Jacksonville law firm of Mahoney Adams & Criser, P.A. He was also formerly president of the University of Florida. Mr. Criser is a director of CSR America,
                    Inc., Flagler System, Inc., and Perini Corporation. He is a past chairman of the
                    Florida Board of Regents, a past president of the Florida Bar and a past chairman of the Florida Council of 100. Mr. Criser has been a director of FPL
                    Group since 1989.

                    B. F. DOLAN  Mr. Dolan, 71, retired in 1992 as chairman and in 1991 as chief
     [LOGO]         executive officer of Textron, Inc., a diversified company with interests in aerospace, technology and financial services. Mr. Dolan was co-founder and president of E-Z-Go Car Corporation until it was acquired by Textron, Inc. in
                    1960. He is a director of First Union Corporation and Polaris Industries, Inc.
                    Mr. Dolan has been a director of FPL Group since 1992.

                    WILLARD D. DOVER  Mr. Dover, 68, has been a member of the Fort Lauderdale law
     [LOGO]         firm of Niles, Dobbins, Meeks, Raleigh & Dover since 1998. For 40 years prior thereto he was a member of the law firm of Fleming, O'Bryan & Fleming, P.A. He is a former chairman of the Florida Council of 100 and is a trustee and former chairman of the Florida Council of Economic Education. He has previously served as a trustee of the Nova Southeastern University Law Center and Florida Atlantic
                    University Foundation, Inc., and as chairman of the Florida Atlantic Research and Development Authority. Mr. Dover has been a director of FPL Group since
                    1989.

                    ALEXANDER W. DREYFOOS, JR.  Mr. Dreyfoos, 67, is the owner and chief executive
     [LOGO]         officer of the Dreyfoos Group of companies. These include Photo Electronics
                    Corporation, a developer of electronic equipment for the photographic industry, which he founded in 1963. He is a director of First Union National Bank of
                    Florida and Kuhlman Corporation. He serves as chairman of the Raymond F. Kravis
                    Center for the Performing Arts, and a trustee of M.I.T. Corporation. He is a member of the Florida Council of 100 and a founding member and former chairman of the Economic Council of Palm Beach County. Mr. Dreyfoos has been a director of FPL Group since February 1997.

                    PAUL J. EVANSON  Mr. Evanson, 57, became the president of Florida Power & Light
     [LOGO]         Company and a director of FPL Group in 1995 after having served as vice president, finance, and chief financial officer of FPL Group and senior vice president, finance, and chief financial officer of Florida Power & Light Company since 1992. Prior to that, he was president and chief operating officer of Lynch
                    Corporation, a diversified holding company. Mr. Evanson is a director of Florida
                    Power & Light Company, Lynch Corporation, and Southern Energy Homes, Inc.

                    DREW LEWIS  Mr. Lewis, 67, was chairman and chief executive officer of Union
     [LOGO]         Pacific Corporation, a transportation and natural resources company, from 1986 to 1997. He is a director of Aegis Communications Group, Inc., American Express
                    Company, Gannett Co., Inc., Gulfstream Aerospace Corp., Lucent Technologies,
                    Inc., Millennium Bank, and Union Pacific Resources Group, Inc. Mr. Lewis served as U.S. Secretary of Transportation from 1981 to 1983, is a former chairman and chief executive officer of Warner Amex Cable Communications Inc. and a former chairman of The Business Roundtable. Mr. Lewis has been a director of FPL Group since 1992.

                    FREDERIC V. MALEK  Mr. Malek, 62, has been chairman of Thayer Capital Partners,
     [LOGO]         a merchant bank, since March 1993. Mr. Malek was formerly the president and vice chairman, successively, of Northwest Airlines, Inc., and prior to that was president of Marriott Hotels and Resorts. He served as campaign manager for
                    Bush/Quayle '92. Mr. Malek also served in several U.S. government positions, including deputy director of the Office of Management and Budget. He is a director of Aegis Communications Group, Inc., American Management Systems, Inc.,
                    Automatic Data Processing Corporation, Inc., CB Richard Ellis, Global Vacation
                    Group, HCR-Manor Care, Inc., Northwest Airlines, Inc., and various PaineWebber mutual funds. Mr. Malek has been a director of FPL Group since 1987.

                    PAUL R. TREGURTHA  Mr. Tregurtha, 63, is chairman and chief executive officer of
     [LOGO]         Mormac Marine Group, Inc., a maritime shipping company, and chairman of Moran
                    Transportation Company, a tug/barge enterprise. He is also vice chairman and co-owner of Interlake Steamship Company. Mr. Tregurtha previously served as chairman, chief executive officer, president and chief operating officer of
                    Moore McCormack Resources, Inc., a natural resources and water transportation company. He is also a former vice president of Brown & Sharpe Manufacturing
                    Company. Mr. Tregurtha is a director of Teachers Insurance and Annuity
                    Association, Fleet Financial Group, and Brown & Sharpe Manufacturing Company.
                    Mr. Tregurtha has been a director of FPL Group since 1989.

                    ROGER YOUNG  Mr. Young, 55, became the president and a director of FPL Group in
     [LOGO]         February 1999. From 1988 until its merger with Southern Electric plc in December
                    1998, he was chief executive of Scottish Hydro-Electric plc, a utility that generated and marketed electricity throughout Great Britain and operated an electric transmission and distribution system in northern Scotland. He was also a non-executive director of Friends Ivory & Sime plc, Edinburgh, and Bank of
                    Scotland.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board has selected Deloitte & Touche LLP, independent public accountants, to audit the accounts of FPL Group and its subsidiaries for the fiscal year ending December 31, 1999, and to perform such other services as may be required of them.

Representatives of Deloitte & Touche LLP will be present at the 1999 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION.

REAPPROVAL OF INCENTIVE COMPENSATION PLANS

BACKGROUND

For many years the Corporation has adhered to the principle of pay-for-performance. Payments of both annual and long-term incentive compensation to senior officers are based on the achievement of specific performance measures, as described in the Compensation Committee Report herein.

The following two proposals seek shareholder reapproval necessary to enable the Corporation to continue to deduct for federal income tax purposes certain compensation which may be paid in the future under the Corporation's Annual Incentive Plan ("Annual Plan") and Long Term Incentive Plan ("Long Term Plan"). These plans were initially approved by shareholders in 1994.

The Internal Revenue Code (the "Tax Code") places a $1 million limit on the income tax deduction that may be taken by publicly-held corporations such as FPL Group for compensation paid to the chief executive officer and the four other most highly-compensated officers ("Covered Officers") unless such compensation is based on the attainment of objective performance goals established in advance by a committee of two or more outside directors and the "material terms" of the plans under which the compensation is to be paid are disclosed to and approved by shareholders. Because the Corporation's plans give the Compensation Committee discretion to establish the performance goals, the Tax Code requires that the plans' material terms be reapproved by shareholders at least once every five years.

Accordingly, shareholders are being asked to reapprove the material terms (described below) of the Annual Plan and a portion of the Long Term Plan. If such reapprovals are not obtained the Corporation will lose the federal income tax deduction for compensation in excess of $1 million paid to any of the Covered Officers. This would result in a higher income tax liability for the Corporation and a corresponding decrease in net income. The Tax Code requires the affirmative vote of a majority of the votes cast, including abstentions, for reapproval.

ANNUAL INCENTIVE PLAN

The persons eligible to participate in the Annual Plan are all officers and other salaried employees of the Corporation and its subsidiaries whose performance significantly contributes to the success of the Corporation. Participants are selected by the Compensation Committee, which is comprised entirely of non-employee directors.

The Annual Plan is based on the attainment of net income goals. At the beginning of each year, the Compensation Committee establishes written net income goals for the Corporation and targeted annual incentive awards for the participants. The targeted awards are established by the Compensation Committee based on a percentage of base salary. Payouts of the awards are based on the degree of achievement of the net income goals. The targets are objective: there is a minimum net income level that must be achieved before any payout may occur, a targeted payout, and a maximum payout. Payouts are subject to reduction based on the level of achievement of other performance measures established by the Compensation Committee and at the discretion of the Compensation Committee.

For 1999, the maximum incentive award is set at 200% of the targeted award for each individual, and the maximum annual incentive payments that could be earned by the officers named in the Summary Compensation Table range from $290,000 to $1,500,000. Assuming growth in the target awards to reflect inflation and competitive practice, the maximum annual incentive payment payable to the most highly-compensated executive officer within the next five years could rise to $2,000,000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" REAPPROVAL.

LONG TERM INCENTIVE PLAN

Like the Annual Plan, the individuals eligible to participate in the Long Term Plan are all officers and other salaried employees of the Corporation and its subsidiaries whose performance significantly contributes to the success of the Corporation. Participants are selected by the Compensation Committee.

The Long Term Plan provides for the grant of performance awards, stock appreciation rights, restricted stock, performance-based restricted stock, deferred stock, dividend equivalents, and other stock-based awards, or combinations of these awards. As required by the Tax Code, the material terms of the Long Term Plan relating to performance awards, performance-based restricted stock, and other stock-based awards subject to performance criteria (including shareholder value awards) are being submitted for reapproval by shareholders.

Performance awards confer upon a participant rights payable or exercisable based on the attainment of certain performance objectives during specified award periods. Performance awards are denominated in shares of Common Stock, may be payable in cash, stock, other awards, or other property, and may be subject to such forfeiture conditions, restrictions, and other terms as the Compensation Committee may specify. At the beginning of each year, the Committee makes grants of performance awards, denominated in shares of Common Stock, to the participants. The grants constitute targeted long-term incentive compensation awards which can be earned over a specified award period (currently four years) based on performance. Payouts of performance awards are determined by multiplying the number of shares granted with respect to an award by the participant's average level of attainment, expressed as a percentage which may not exceed 160%, of his or her targeted award under the Annual Plan for each of the years encompassed by the award period. Awards under the Annual Plans are based on the attainment of specified amounts of net income, as described above under "Annual Incentive Plan". The same performance criteria and payout formula may be used for awards of performance-based restricted stock and other stock-based awards. The Compensation Committee has discretion to reduce the payout, but not to increase it.

Shareholder value awards are targeted amounts of shares of Common Stock that are payable at the end of a specified performance period (currently three years). The amount of the payout is determined by multiplying the participant's targeted number of shares by a factor derived by dividing the average annual total shareholder return of FPL Group (price appreciation of FPL Group Common Stock plus dividends) by the total shareholder return of the Dow Jones Electric Utilities Index companies over the performance period. The payout may not exceed 160% of the targeted awards.

A maximum of 250,000 shares (or the equivalent fair market value thereof for awards payable other than in shares but valued by reference to shares) may be made subject to performance awards, performance-based restricted stock, and other stock-based awards subject to performance criteria in any year. The maximum payout of such awards in any year may not exceed 160%, or 400,000 shares in the aggregate and 100,000 shares to any individual. No participant may receive awards covering or representing more than 25% of the maximum number of shares which may be made subject to such types of awards in any year.

In the event of a "change of control" of the Corporation, automatically in the case of the Covered Officers, (i) all performance criteria of performance-based awards will be deemed fully achieved and all such awards shall be fully earned and vested and (ii) all outstanding awards will be cancelled and the holder will be paid in cash therefor on the basis of the "change of control price" as of the date that the change of control occurs or such other date as the Compensation Committee may determine prior to the change of control.

A "change of control" is deemed to have occurred if: (i) any person, other than the Corporation, a subsidiary or employee benefit plan of the Corporation, or a corporation in a transaction resulting in more than 75% of its voting securities being owned by the Corporation's shareholders, is or becomes the beneficial owner of 20% or more of the voting power of the Corporation's outstanding voting securities; (ii) individuals who were members of the Board at the effective date of the Long Term Plan cease, for any reason to constitute at least a majority thereof, unless each director who was not a director at such date was elected by, or on the recommendation of, at least a majority of the directors who were serving at such date or who were subsequently so elected or appointed; (iii) the Corporation's shareholders approve a merger, sale of assets or other similar transaction with respect to which the Corporation's shareholders immediately before the transaction do not own at least 75% of the voting securities of the corporation resulting from the transaction; or (iv) the shareholders approve the liquidation or dissolution of the Corporation. "Change of control price" means the highest price per share paid in the open market, or offered to be paid in a transaction related to the change of control, during the preceding 60-day period.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" REAPPROVAL.

PERFORMANCE GRAPHS

The graph below compares the cumulative total returns, including reinvestment of dividends, of FPL Group Common Stock with the companies in the Standard & Poor's 500 Index (S&P 500) and the Dow Jones Electric Utilities Index (Dow Jones Electrics). The comparison covers the five years ended December 31, 1998, and is based on an assumed $100 investment on December 31, 1993, in each of the S&P 500, the Dow Jones Electrics, and FPL Group Common Stock. The Dow Jones Electrics is based on the performance of 44 electric and electric/gas combination utilities. It includes FPL Group as well as other utility holding companies with diversified operations.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          TOTAL RETURN FOR THE
FIVE YEARS ENDED DECEMBER 31, 1998
VALUE OF $100 ON DECEMBER 31,
                                               FPL GROUP         DOW JONES ELECTRICS    S&P 500
1993                                                $100                        $100       $100
1994                                                  95                          88        101
1995                                                 132                         115        139
1996                                                 136                         117        171
1997                                                 182                         147        229
1998                                                 196                         168        294

In 1990, FPL Group announced its intention to focus on its core utility and other energy-related businesses and to exit businesses not related to its core strengths. Since then, FPL Group has realigned its senior management team, reorganized Florida Power & Light Company and divested essentially all its non-energy-related businesses. The graph below shows the cumulative total return, including reinvestment of dividends, of FPL Group Common Stock since these fundamental changes were made. It covers the eight years ended December 31, 1998, and assumes the investment of $100 on December 31, 1990.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           TOTAL RETURN FOR THE
EIGHT YEARS ENDED DECEMBER 31, 1998
VALUE OF $100 ON DECEMBER 31,
                                                 FPL GROUP         DOW JONES ELECTRICS    S&P 500
1990                                                  $100                        $100       $100
1991                                                   137                         130        130
1992                                                   144                         138        140
1993                                                   166                         155        155
1994                                                   158                         136        157
1995                                                   219                         178        215
1996                                                   226                         180        265
1997                                                   302                         228        353
1998                                                   325                         260        454

COMMON STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

FPL Group's directors, its executive officers, and the Trustee under its Employee Thrift Plans beneficially own shares of FPL Group Common Stock as follows:

                                                                                        NUMBER
                                      NAME                                           OF SHARES(A)
                                     ------                                       -------------------
H. Jesse Arnelle................................................................        8,490(b)(c)(j)
Sherry S. Barrat................................................................        2,005(b)(j)
Robert M. Beall, II.............................................................        7,083(c)(j)
James L. Broadhead..............................................................      203,141(d)(e)
J. Hyatt Brown..................................................................       15,045(c)(f)(j)
Armando M. Codina...............................................................        9,328(b)(c)(j)
Dennis P. Coyle.................................................................       30,378(d)(e)
Marshall M. Criser..............................................................       10,346(b)(c)(h)(j)
B. F. Dolan.....................................................................       16,746(c)(j)
Willard D. Dover................................................................        7,234(c)(j)
Alexander W. Dreyfoos, Jr.......................................................        6,985(b)(j)
Paul J. Evanson.................................................................       44,722(b)(d)(e)
Drew Lewis......................................................................       11,475(c)(j)
Frederic V. Malek...............................................................        6,026(c)(j)
Paul R. Tregurtha...............................................................        8,280(b)(c)(j)
C. O. Woody.....................................................................       26,821(b)(d)(e)(i)
Michael W. Yackira..............................................................       50,130(d)(e)
Roger Young.....................................................................      --     (g)
All directors and executive officers as a group.................................      550,210(k)
Fidelity Management Trust Company...............................................   17,281,209(l)
82 Devonshire Street
Boston, Massachusetts 02109

------------

(a) Information is as of March 1, 1999, except for holdings under retirement plans, which are as of December 31, 1998.

(b) Includes 1,795; 4,241; 992; 1,785; 185 and 205 share units for Messrs. Arnelle, Codina, Criser, Dreyfoos, Tregurtha and Mrs. Barrat, respectively, and 12,863 and 8,825 shares for Messrs. Evanson and Woody, respectively, under deferred compensation plans. Such units have no voting rights.

(c) Includes 4,947; 2,963; 4,095; 2,487; 6,154; 6,188; 5,734; 5,244; 4,426 and
    4,495 share units for Messrs. Arnelle, Beall, Brown, Codina, Criser, Dolan, Dover, Lewis, Malek, and Tregurtha, respectively, granted in connection with the termination of the FPL Group, Inc. Non-Employee Director Retirement Plan. Such units have no voting rights and are subject to forfeiture upon retirement from the Board before age 65.

(d) Includes 13,159; 3,188; 3,199; 1,224 and 1,908 share units for Messrs.
    Broadhead, Coyle, Evanson, Woody and Yackira, respectively, credited to a Supplemental Matching Contribution Account under the Supplemental Executive Retirement Plan.

(e) Includes 146,800; 20,000; 25,000; 10,000 and 35,000 shares of restricted stock as to which Messrs. Broadhead, Coyle, Evanson, Woody and Yackira, respectively, have voting but not investment power.

(f) Includes 350 shares as to which Mr. Brown disclaims beneficial ownership.

(g) Mr. Young became a member of the Board on February 15, 1999.

(h) Includes 2,300 shares as to which Mr. Criser disclaims beneficial ownership.

(i) Includes 4,574 shares as to which Mr. Woody disclaims beneficial ownership.

(j) Includes 600 shares of restricted stock held by each of Messrs. Arnelle, Beall, Brown, Codina, Criser, Dolan, Dover, Lewis, Malek and Tregurtha and 800 shares of restricted stock held by each of Mrs. Barrat and Mr. Dreyfoos, as to which each person has voting but not investment power.

(k) Less than 1% of the Common Stock outstanding.

(l) 9.6% of the Common Stock outstanding; held as Trustee under the Florida Power & Light Company Master Thrift Plans Trust. The Trustee disclaims beneficial ownership of such securities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation's directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Common Stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the directors and executive officers, all required filings were timely made in 1998.

DIRECTOR MEETINGS AND COMMITTEES

The Board of Directors met seven times in 1998. Each director attended at least 75% of the Board meetings and meetings of the committees on which he or she served that were held during the time he or she was a director.

FPL Group's Audit Committee, comprised of Mrs. Barrat and Messrs. Arnelle, Criser (Chairman), Dolan, Dover, and Dreyfoos met four times in 1998. The Audit Committee has functional supervision over the internal audit staff, reviews the system of internal controls and the adequacy of the internal audit system, and receives reports on activities of the internal auditing department. It recommends to the Board the independent public accountants and reviews the scope and results of the audits performed by both the independent public accountants and the internal auditors. It is responsible for ensuring that the financial statements present fairly the financial condition of FPL Group.

The Compensation Committee, comprised of Messrs. Arnelle, Beall, Brown (Chairman), Codina, Dolan, Lewis, and Tregurtha, met four times in 1998. Its functions include reviewing and approving the executive compensation program for FPL Group and its subsidiaries; setting performance targets; assessing executive performance; making grants of salary, annual incentive compensation, and long-term incentive compensation; and approving certain employment agreements.

The Executive Committee, comprised of Messrs. Broadhead (Chairman), Brown, Criser, Dolan, Malek, and Tregurtha, met five times in 1998. It also functions as the Nominating Committee. As such, it is responsible for identifying and evaluating potential nominees for election to the Board and recommends candidates for all directorships to be filled by the shareholders or the Board. The Committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors. Potential nominees must be submitted in writing to the Secretary, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420, and must be received not later than 90 days in advance of the Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

Directors of FPL Group who are salaried employees of FPL Group or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Non-employee directors of FPL Group receive an annual retainer of $32,000 plus 300 shares of Common Stock. Non-employee committee chairpersons receive an additional annual retainer of $4,000. A fee of $1,300 is paid to non-employee directors for each Board or committee meeting attended. Newly-elected non-employee directors are awarded 200 shares of Common Stock when they join the Board.

Effective November 1, 1996, FPL Group's Non-Employee Director Retirement Plan was terminated. Retirement benefits of non-employee directors in office in 1996 and not retiring at or prior to the 1997 annual shareholders' meeting were converted to share units of FPL Group Common Stock. Such directors will be entitled to payment of the then current value of these share units upon ending service as a Board member at or after age 65.

Non-employee directors are covered by travel and accident insurance while on FPL Group business. Total premiums attributable to such directors amounted to $7,806 for 1998.

Fleming, O'Bryan & Fleming, P.A., of which Willard D. Dover was a member, performed legal services for Florida Power & Light Company during 1998. The fees paid in 1998 were not material to FPL or the law firm.

COMPENSATION COMMITTEE REPORT

The Compensation Committee submits the following report for 1998:

FPL Group's executive compensation program is designed to align compensation with the Corporation's business strategy, its goals and values, and the return to its shareholders. The program is also designed to provide a competitive compensation package, both in terms of its components and overall, that will attract and retain key executives critical to the success of the Corporation.

In 1994, the Board of Directors adopted, and shareholders approved, an Annual Incentive Plan that is intended to prevent the loss of the federal income tax deductions available to the Corporation for the amount of any compensation in excess of $1,000,000 paid to the chief executive officer and the four other most highly-compensated officers. In accordance with that Annual Incentive Plan, the Committee structured the 1998 executive compensation program to qualify for deduction all compensation paid to these officers, and it intends to do likewise with the executive compensation programs for 1999 and future years as long as doing so is compatible with what the Committee considers to be a sound compensation program.

The Committee determines an executive's competitive total level of compensation based on information drawn from a variety of sources, including utility and general industry surveys, proxy statements, and independent compensation consultants. The Corporation's "comparator group" consists of nine electric utilities (all but one of which are included in the Dow Jones Electric Utilities Index), five telecommunications companies, and six general industrial companies located in the Southeast. Emerging electric utility industry trends (i.e., deregulation and increasing competition) and the need to recruit from outside the industry are the principal reasons for including companies other than electric utilities in the comparator group.

There are three components to the Corporation's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. In 1998, the three components were structured so that base salary represented 25% to 60% of an executive officer's total targeted compensation, annual incentive compensation represented 15% to 25% of such compensation, and long-term incentive compensation represented 20% to 55% of such compensation. The more senior the position, the greater the portion of compensation that is based on performance.

Base salaries are set by the Committee and are designed to be competitive with the comparator group companies described above. Generally, the Committee targets salary levels between the second and third quartiles of the comparator group, adjusted to reflect the individual's job experience and responsibilities. Increases in base salaries are based on the comparator group's practices, the Corporation's performance, the individual's performance, and increases in cost of living indices. The corporate performance measures used in determining adjustments to executive officers' base salaries are the same performance measures used to determine annual incentive compensation, weighted as discussed below in regard to the chief executive officer's compensation. James L. Broadhead's employment agreement provides that his base salary shall not be less than his base salary in effect when the agreement was signed in 1993; otherwise his base salary is subject to annual review in accordance with the Corporation's normal practices. Base salaries are reviewed and adjusted annually.

Annual incentive compensation is based on the attainment of net income goals for the Corporation which are established by the Committee at the beginning of the year. The amounts earned on the basis of this performance measure are subject to reduction based on the degree of achievement of other corporate performance measures (and in the case of FPL, business unit performance measures), and in the discretion of the Committee. These other corporate performance measures, which for 1998 consisted of the financial and operating indicators discussed below in regard to the chief executive officer's compensation, and business unit performance measures were also established by the Committee at the beginning of the year. For 1998, the highest net income goal was met, and the average level of achievement of the other performance measures exceeded the targets. However, the amounts paid out for 1998 were less than the maximum amounts that could have been paid based on the attainment of the net income goals.

Long-term incentive compensation is based on the average level of achievement under the annual incentive plans over a four-year period for performance share awards, and on the average annual total shareholder return of FPL Group, as compared to that of the Dow Jones Electric Utilities Index companies, for three-year shareholder value awards.

Targeted awards, in the form of shares granted under the Corporation's Long Term Incentive Plan, are made at the beginning of the period. Since one of the goals of the performance share program is to link directly the financial interests of FPL Group's shareholders and senior management, the four-year performance share award payout (except for cash for the payment of incomes taxes) is made in shares of Common Stock which the recipient is expected, absent special circumstances, to hold for the duration of his or her employment.

For 1998, Mr. Broadhead, FPL Group's chief executive officer, was paid $950,000 in base salary, $1,050,000 in annual incentive compensation, and $2,004,180 (consisting of 35,869 shares of Common Stock) in long-term incentive compensation. The base salary reflects the Committee's assessment of Mr. Broadhead's overall performance and an analysis of the salaries of the chief executive officers in the comparator group.

Mr. Broadhead's annual incentive compensation for 1998 was based on the achievement of the Corporation's net income goals and the following performance measures for Florida Power & Light Company ("FPL") (weighted 75%) and the non-utility and/or new businesses (weighted 25%) and upon certain qualitative factors. For FPL, the incentive performance measures were financial indicators (weighted 50%) and operating indicators (weighted 50%). The financial indicators were operations and maintenance costs, capital expenditure levels, net income, regulatory return on equity, and operating cash flow. The operating indicators were service reliability as measured by the frequency and duration of service interruptions and service unavailability; system performance as measured by availability factors for the fossil power plants and an industry index for the nuclear power plants; employee safety; number of significant environmental violations; customer satisfaction survey results; load management installed capability; and conservation programs' annual installed capacity. For the non-utility and/or new businesses, the performance measures were total combined net income and return on equity; the completion of the purchase of the generation assets of Central Maine Power Company; the development of out-of-territory residential product supply and customer service capabilities; the development and implementation of energy trading and marketing management policies and procedures; and the evaluation of international and domestic acquisitions. The qualitative factors included measures to position the Corporation for greater competition and initiating other actions that significantly strengthen the Corporation and enhance shareholder value.

The long-term compensation payout to Mr. Broadhead was based on an average level of achievement of better than 100% of target with respect to the annual incentive plans for the four years ended December 31, 1998. As in 1998, the performance measures for 1995, 1996, and 1997 were based on predefined financial, operational, and strategic objectives.

Respectfully submitted,

THE COMPENSATION COMMITTEE

J. Hyatt Brown, Chairman                        B. F. Dolan
H. Jesse Arnelle                                Drew Lewis
Robert M. Beall, II                             Paul R. Tregurtha
Armando M. Codina

EXECUTIVE COMPENSATION

The following table sets forth compensation paid during the past three years to FPL Group's chief executive officer and the other four most highly-compensated persons who served as executive officers of FPL Group, Florida Power & Light Company ("FPL"), or FPL Energy, Inc. at December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                               ANNUAL COMPENSATION                   COMPENSATION
                                      --------------------------------------   ------------------------
                                                                   OTHER       RESTRICTED
                                                                   ANNUAL         STOCK         LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY    BONUS    COMPENSATION   AWARD(S)(A)   PAYOUTS(B)  COMPENSATION(C)
------------------------------------  ----  --------  --------  ------------   -----------   ----------  ---------------

James L. Broadhead(a)...............  1998   950,000  1,050,000    10,990                    2,004,180        13,456
  Chairman, President & CEO of FPL    1997   900,000   877,500     10,439                    1,491,638        12,006
  Group and Chairman & CEO of FPL     1996   860,000   681,100     11,399                      990,206        13,685

                                      1998   592,500   546,900      2,785                      704,304        13,746
Paul J. Evanson.....................  1997   564,300   423,200      2,646                      306,741        15,233
  President of FPL                    1996   540,000   340,200      2,925                      197,471        15,868

Dennis P. Coyle.....................  1998   400,000   288,000        667                      412,413        10,910
  General Counsel &                   1997   376,200   211,600      3,830                      329,810        11,333
  Secretary of FPL Group & FPL        1996   360,000   170,100      -                          218,965        11,550

Michael W. Yackira..................  1998   380,000   326,000      3,482                      344,693         9,964
  President.                          1997   320,000   208,000      3,830                      236,354        10,761
  of FPL Energy, Inc.                 1996   300,000   141,800      4,178        572,500       156,927        10,654

C. O. Woody.........................  1998   342,300   205,400      2,785                      357,712        12,029
  President,                          1997   308,000   135,800      5,663                      279,837        12,959
  Power Generation, of FPL            1996   295,000   142,500      3,882        572,500       184,711        13,448

------------

(a) At December 31, 1998, Mr. Broadhead held 96,800 shares of restricted Common Stock with a value of $5,965,300. These shares were awarded in 1991 for the purpose of financing Mr. Broadhead's supplemental retirement plan and will offset lump sum benefits that would otherwise be payable to him in cash upon retirement. See "Retirement Plans" herein. At December 31, 1998, each of Messrs. Yackira and Woody held 10,000 shares of restricted Common Stock with a value of $616,250. Mr. Woody's restricted stock will vest in 1999. Dividends at normal rates are paid on restricted Common Stock.

(b) Payouts were made in cash (for payment of income taxes) and shares of Common Stock, valued at the closing price on the last business day preceding payout. Messrs. Broadhead, Evanson and Woody deferred their payouts under FPL Group's Deferred Compensation Plan.

(c) Represents employer matching contributions of $7,600 to employee thrift plans for each individual and employer contributions for life insurance as follows: Mr. Broadhead $5,856, Mr. Evanson $6,146, Mr. Coyle $3,310, Mr. Yackira $2,364, and Mr. Woody $4,429.

LONG TERM INCENTIVE PLAN AWARDS

In 1998, performance awards and shareholder value awards under FPL Group's Long Term Incentive Plan were made to the executive officers named in the Summary Compensation Table as set forth in the following tables.

                        LONG TERM INCENTIVE PLAN AWARDS

                                                                                                    ESTIMATED FUTURE PAYOUTS
                                                                                                             UNDER
                                                                                                     NON-STOCK PRICE-BASED
                                                                                                             PLANS
                                                                                                   --------------------------
                                                                                                        NUMBER OF SHARES
                                                                    NUMBER     PERFORMANCE PERIOD  --------------------------
NAME                                                               OF SHARES      UNTIL PAYOUT        THRESHOLD      TARGET
----------------------------------------------------------------  -----------  ------------------  ---------------  ---------
James L. Broadhead..............................................      17,166   1/1/98 - 12/31/01          -            17,166
Paul J. Evanson.................................................       6,813   1/1/98 - 12/31/01          -             6,813
Dennis P. Coyle.................................................       3,943   1/1/98 - 12/31/01          -             3,943
Michael W. Yackira..............................................       3,745   1/1/98 - 12/31/01          -             3,745
C. O. Woody.....................................................       3,374   1/1/98 - 12/31/01          -             3,374


NAME                                                                MAXIMUM
----------------------------------------------------------------  -----------
James L. Broadhead..............................................      27,466
Paul J. Evanson.................................................      10,901
Dennis P. Coyle.................................................       6,309
Michael W. Yackira..............................................       5,992
C. O. Woody.....................................................       5,398

The performance share awards in the preceding table are payable at the end of the four-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by his average level of attainment, expressed as a percentage, which may not exceed 160%, of his targeted awards under the Annual Incentive Plans for each of the years encompassed by the award period. A description of the 1998 Annual Incentive Plan performance indicators is included in the Compensation Committee Report herein.

                                                                                                    ESTIMATED FUTURE PAYOUTS
                                                                                                             UNDER
                                                                                                     NON-STOCK PRICE-BASED
                                                                                                             PLANS
                                                                                                   --------------------------
                                                                                                        NUMBER OF SHARES
                                                                    NUMBER     PERFORMANCE PERIOD  --------------------------
NAME                                                               OF SHARES      UNTIL PAYOUT        THRESHOLD      TARGET
----------------------------------------------------------------  -----------  ------------------  ---------------  ---------
James L. Broadhead..............................................      11,704   1/1/98 - 12/31/00          -            11,704
Paul J. Evanson.................................................       5,840   1/1/98 - 12/31/00          -             5,840
Dennis P. Coyle.................................................       2,957   1/1/98 - 12/31/00          -             2,957
Michael W. Yackira..............................................       3,121   1/1/98 - 12/31/00          -             3,121
C. O. Woody.....................................................       2,530   1/1/98 - 12/31/00          -             2,530


NAME                                                                MAXIMUM
----------------------------------------------------------------  -----------
James L. Broadhead..............................................      18,727
Paul J. Evanson.................................................       9,344
Dennis P. Coyle.................................................       4,731
Michael W. Yackira..............................................       4,994
C. O. Woody.....................................................       4,048

The shareholder value awards in the preceding table are payable at the end of the three-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by a factor derived by dividing the average annual total shareholder return of FPL Group (price appreciation of FPL Group Common Stock plus dividends) by the total shareholder return of the Dow Jones Electric Utilities Index companies over the three-year performance period. The payout may not exceed 160% of targeted awards.

RETIREMENT PLANS

FPL Group maintains a non-contributory defined benefit pension plan and a supplemental executive retirement plan. The following table shows the estimated annual benefits, calculated on a straight-line annuity basis, payable upon retirement in 1998 at age 65 after the indicated years of service.

                               PENSION PLAN TABLE

                                             YEARS OF SERVICE
    ELIGIBLE AVERAGE       -----------------------------------------------------
   ANNUAL COMPENSATION        10         20         30         40         50
-------------------------  ---------  ---------  ---------  ---------  ---------
       $   300,000         $  58,905  $ 117,797  $ 146,702  $ 155,244  $ 157,632
           400,000            78,905    157,797    196,702    207,744    210,132
           500,000            98,905    197,797    246,702    260,244    262,632
           600,000           118,905    237,797    296,702    312,744    315,132
           700,000           138,905    277,797    346,702    365,244    367,632
           800,000           158,905    317,797    396,702    417,744    420,132
           900,000           178,905    357,797    446,702    470,244    472,632
         1,000,000           198,905    397,797    496,702    522,744    525,132
         1,100,000           218,905    437,797    546,702    575,244    577,632
         1,200,000           238,905    477,797    596,702    627,744    630,132
         1,300,000           258,905    517,797    646,702    680,244    682,632
         1,400,000           278,905    557,797    696,702    732,744    735,132
         1,500,000           298,905    597,797    746,702    785,244    787,632
         1,600,000           318,905    637,797    796,702    837,744    840,132
         1,700,000           338,905    677,797    846,702    890,244    892,632
         1,800,000           358,905    717,797    896,702    942,744    945,132
         1,900,000           378,905    757,797    946,702    995,244    997,632
         2,000,000           398,905    797,797    996,702  1,047,744  1,050,132

The compensation covered by the plans includes annual salaries and bonuses of certain officers of FPL Group and FPL Energy, and annual salaries of officers of FPL, as shown in the Summary Compensation Table, but no other amounts shown in that table. The estimated credited years of service for the executive officers named in the Summary Compensation Table are: Mr. Broadhead, 10 years; Mr. Evanson, 6 years; Mr. Coyle, 9 years; Mr. Yackira, 9 years; and Mr. Woody, 42 years. Amounts shown in the table reflect deductions to partially cover employer contributions to Social Security.

A supplemental retirement plan for Mr. Broadhead provides for a lump-sum retirement benefit equal to the then present value of a joint and survivor annuity providing annual payments to him or his surviving beneficiary equal to 61% to 70% of his average annual compensation for the three years prior to his retirement between age 62 (1998) and age 65 (2001), reduced by the then present value of the annual amount of payments to which he is entitled under all other pension and retirement plans of FPL Group and former employers. This benefit is further reduced by the then value of 96,800 shares of restricted Common Stock which vest as to 77,000 shares in 2000 and as to 19,800 shares in 2001. Upon a change in control of FPL Group (as defined below under "Employment Agreements"), the restrictions on the restricted stock lapse and the full retirement benefit becomes payable. Upon termination of Mr. Broadhead's employment agreement (also described below) without cause, the restrictions on the restricted stock lapse and he becomes fully vested under the supplemental retirement plan.

A supplemental retirement plan for Mr. Coyle provides for benefits, upon retirement at age 62 or more, based on two times his credited years of service. A supplemental retirement plan for Mr. Evanson provides for benefits based on two times his credited years of service up to age 65 and one times his credited years of service thereafter.

The Corporation sponsors a split-dollar life insurance plan for certain of its senior officers. Benefits under the split-dollar plan are provided by universal life insurance policies purchased by the Corporation. If the officer dies prior to retirement, the officer's beneficiaries generally receive two and one-half times the officer's annual salary at the time of death. If the officer dies after retirement, the officer's beneficiaries receive between 50% to 100% of the officer's final annual salary. Each officer is taxable on the insurance carrier's one year term rate for his or her life insurance coverage.

EMPLOYMENT AGREEMENTS

The Corporation has an employment agreement with Mr. Broadhead that provides for automatic one-year extensions after 1998 unless either party elects not to extend. The agreement provides for a minimum base salary of $765,900 per year, subject to increases based upon corporate and individual performance and increases in cost-of-living indices, plus annual and long-term incentive compensation opportunities at least equal to those currently in effect. If the Corporation terminates Mr. Broadhead's employment without cause, he is entitled to receive a lump sum payment of two years' compensation. Compensation is measured by the then current base salary plus the average of the preceding two years' annual incentive awards. He would also be entitled to receive all amounts accrued under all performance share grants in progress, prorated for the year of termination and assuming achievement of the targeted award, and to full vesting of his benefits under his supplemental retirement plan.

The Corporation and certain of its subsidiaries have entered into employment agreements with certain officers, including the individuals named in the Summary Compensation Table, to become effective in the event of a change of control of the Corporation, which is defined as the acquisition of beneficial ownership of 20% of the voting power of the Corporation, certain changes in the Corporation's Board, or approval by the shareholders of the liquidation of the Corporation or of certain mergers or consolidations or of certain transfers of the Corporation's assets. These agreements are intended to assure the Corporation of the continued services of key officers. The agreements provide that each officer shall be employed by the Corporation or one of its subsidiaries in his or her then current position, with compensation and benefits at least equal to the then current base and incentive compensation and benefit levels, for an employment period of four and, in certain cases, five years after a change in control occurs.

In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates his or her employment for good reason, as defined in the agreement, the officer is entitled to severance benefits in the form of a lump sum payment equal to the compensation due for the remainder of the employment period or for two years, whichever is longer. Such benefits would be based on the officer's then base salary plus an annual bonus at least equal to the average bonus for the two years preceding the change of control. The officer is also entitled to the maximum amount payable under all long-term incentive compensation grants outstanding, continued coverage under all employee benefit plans, supplemental retirement benefits, and reimbursement for any tax penalties incurred as a result of the severance payments.

SHAREHOLDER PROPOSALS

Proposals on matters appropriate for shareholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2000 Annual Meeting of Shareholders must be received at FPL Group's principal executive offices on or before November 29, 1999. After February 12, 2000, notice to FPL Group of a shareholder proposal submitted for consideration at the 2000 Annual Meeting of Shareholders, which is not submitted for inclusion in FPL Group's proxy statement and form of proxy, will be considered untimely and the persons named in the proxies solicited by FPL Group's Board of Directors for the 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal. Shareholder proposals may be mailed to Dennis P. Coyle, Secretary, FPL Group, Inc., Post Office Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.

GENERAL

The expense of soliciting proxies will be borne by FPL Group. Proxies will be solicited principally by mail, but directors, officers, and regular employees of FPL Group or its subsidiaries may solicit proxies personally or by telephone. FPL Group has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies, for which services it will be paid a fee of $5,000 plus out-of-pocket expenses. FPL Group will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposals described herein. However, if any other business should come before the meeting, or any adjournments thereof, the persons named in the accompanying proxy card will have discretionary authority to vote all proxies.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE.

BY ORDER OF THE BOARD OF DIRECTORS.

DENNIS P. COYLE

Secretary

March 29, 1999

                                                                      0732-PS-99

                                 DETACH HERE

                                    PROXY

                               FPL GROUP, INC.

                                P.O. Box 9372
                               Boston, MA 02205

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Dennis P. Coyle, Lawrence J. Kelleher, and Mary Lou Kromer, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 10, 1999, and any adjournment or postponement thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly come before the meeting.

     This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1, 2, 3, and 4.

1. Election of Directors: H. Jesse Arnelle, Sherry S. Barrat, Robert M. Beall, II, James L. Broadhead, J. Hyatt Brown, Armando M. Codina, Marshall M. Criser, B.F. Dolan, Willard D. Dover, Alexander W. Dreyfoos, Jr., Paul J. Evanson, Drew Lewis, Frederic V. Malek, Paul R. Tregurtha, and Roger Young.

SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                             SIDE

                                   [LETTERHEAD]

P.O. BOX 14000
JUNO BEACH, FL 33408

                                                                March 29, 1999

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Monday May 10, 1999, at the PGA National Resort, Palm Beach Gardens, Florida. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you sign and return your proxy as soon as possible in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

                                              Sincerely,


                                              /s/ James L. Broadhead
                                              -----------------------------
                                              James L. Broadhead
                                              Chairman of the Board and
                                              Chief Executive Officer

                               DETACH HERE

     Please mark
 /X/ votes as in
     this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

                  FOR   WITHHELD                         FOR  AGAINST  ABSTAIN

1. Election of                      2. Ratification
   Directors                           of Auditors       / /    / /      / /
   (see reverse)  / /     / /

   ------------------------------   3. Reapproval of
    For all nominees except as         Annual Incentive
          noted above                  Plan              / /    / /      / /
                                    4. Reapproval of
                                       part of Long
                                       Term Incentive
                                       Plan              / /    / /      / /
                                    5. Such other business as may properly
                                       come before the meeting

                                     MARK HERE              MARK HERE
                                    FOR ADDRESS            IF YOU PLAN
                                     CHANGE AND             TO ATTEND
                                    NOTE AT LEFT  / /      THE MEETING  / /

                                    When signing as attorney, executor,
                                    trustee, guardian, or corporate officer, please give title. For joint account, each joint owner should sign.


Signature_________________ Date _________ Signature _______________ Date _______